Exhibit 99-B.10

                         Consent of Independent Auditors




The Board of Directors of Aetna Life Insurance and Annuity Company and Contractholders of Aetna Variable Annuity Account B:

We consent to the use of our report dated February 11, 2000, relating to the financial statements of the Aetna Variable Annuity Account B and our report dated February 7, 2000, relating to the consolidated financial statements of Aetna Life Insurance and Annuity Company, which are included in this Registration Statement on Form N-4 (File No. 333-37448) and to the reference to our firm under the heading "Independent Auditors" in the Statement of Additional Information.


/s/ KPMG LLP
------------

Hartford, Connecticut
August 11, 2000